American Realty Capital Properties Completes Acquisition of Cole Companies February 10, 2014

2 Information set forth herein (including information included or incorporated by reference herein) contains “forward - looking statements” (as defined in Section 21 E of the Securities Exchange Act of 1934 , as amended), which reflect American Realty Capital Properties, Inc . ’s (“ARCP”) expectations regarding future events . The forward - looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward - looking statements . Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward - looking statements and any statements regarding the benefits of our recently closed merger with Cole Real Estate Investments, Inc . (“Cole”), or our future financial condition, results of operations and business are also forward - looking statements . These forward - looking statements are subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond our control . The following additional factors, among others, could cause actual results to differ from those set forth in the forward - looking statements : market volatility ; unexpected costs or unexpected liabilities that may arise from the recently closed transaction ; inability to integrate acquired businesses and realize the benefits of ; the inability to retain key personnel ; continuation or deterioration of current market conditions ; whether or not ARCP common stock will be included in certain REIT and public exchange indices ; uncertainty regarding the level of demand for ARCP common stock that inclusion in such indices would generate ; future regulatory or legislative actions that could adversely affect ARCP ; and the business plans of the tenants of ARCP . Additional factors that may affect future results are contained in ARCP's filings with the SEC, which are available at the SEC's website at www . sec . gov . The forward - looking statements contained herein reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us . These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us . If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward - looking statements . We disclaim any obligation to publicly update or revise any forward - looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law . Forward - Looking Statements

We delivered what we promised.

In the last 100 days we have...

- ✓ **Executed Seamlessly:** Closed the CapLease, American Realty Capital Trust IV, Inland(1) and Fortress transactions
- ✓ **Became Self-Managed:** Became self-managed with a best-in-class management team
- ✓ **Arranged $690 Million of Convertible Notes:** Raised $690 million through convertible debt offerings with notes containing a weighted average interest rate of 3.4%, blended maturity of 6 years
- ✓ **Upsized Corporate Credit Facility:** To $2.87 billion
- ✓ **Engineered Investment Grade Balance Sheet:** Obtained investment grade ratings from S&P (BBB-) and Moody's (Baa3)
- ✓ **Executed one of the Largest Unsecured Bond Deals in REIT History:** $2.55 billion of Senior Unsecured Notes comprised of a weighted average interest rate of 2.8% and a blended maturity of 5 years
  - ✓ $1.3 billion of 2.0% 3-Year Senior Unsecured Notes
  - ✓ $750 million of 3.0% 5-Year Senior Unsecured Notes
  - ✓ $500 million of 4.6% 10-Year Senior Unsecured Notes
- ✓ **Extended Maturities and Lowered Cost of Borrowing:** Weighted average interest rate of 3.5% and blended maturity of more than 5 years
  - ✓ Secured $1.2 billion of 10-year fixed rate, interest only debt ($693 million of mortgage debt and $500 million of Senior Unsecured Notes)
- ✓ **Reduced Leverage:** Significantly de-levered the balance sheet

...ALL while closing the Cole merger in record time, a full 60 days ahead of schedule.

We will continue to deliver!

(1) A portion of the portfolio is anticipated to close late Q1 / early Q2 2014.

American Realty Capital Properties

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4 Gross Assets (1) Weighted Average Lease Maturity ARCP has assembled a large, well - diversified portfolio with attractive characteristics We built the largest, best diversified, strongest investment grade net l ease REIT in the industry. Top Ten Tenant Concentration Percent Investment Grade Rated $5.0 $7.2 $9.7 $20.4 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 NNN WPC O ARCP ($ in billions) Baa1 / BBB Baa2 / BBB Baa1 / BBB + Baa3 / BBB - 24% 31% 35% 39% 0% 10% 20% 30% 40% 50% ARCP WPC O NNN Baa1 / BBB Baa1 / BBB + Baa2 / BBB Baa3 / BBB - 9.2 10.9 10.9 12.0 0.0 3.0 6.0 9.0 12.0 WPC O ARCP NNN Baa1 / BBB Baa1 / BBB + Baa2 / BBB Years Baa3 / BBB - 22% 40% 49% 0% 10% 20% 30% 40% 50% NNN (2) WPC O (3) ARCP Baa1 / BBB Baa1 / BBB + Baa2 / BBB Baa3 / BBB - N/A Sources: Company filings and rating agency reports. Note: Ratings for O and NNN represent senior unsecured ratings. WPC ratings represents corporate rating. (1) Gross Assets for ARCP based on book value of total assets plus accrued depreciation and amortization. (2) Company does not report percent of revenue derived from investment grade tenants. (3) Based on company estimate.

We affirmed our earnings guidance.

2014E AFFO / Share Earnings Guidance Range: $1.13 - $1.19

	NAREIT Presentation[1]	Revised			
(In millions, except per share amounts)	Pro Forma 12/31/2014	Pro Forma 12/31/2014	Adjustments	Commentary	Run Rate 12/31/2014
Revenues	$1,250.0	$1,387.5	$137.4	Able to close additional acquisitions sooner than originally projected due to early Cole closing. Annual acquisitions projected $2.0 to $3.0 billion, average 8.25% cap rate.	$1,496.4
PCM revenue, net	182.6	251.0	68.4	Increase due to earlier Cole closing, plus increased 2014 outlook based on significantly increased 2013 actual results.	273.8
Total revenue	**$1,432.6**	**$1,638.5**			**$1,770.2**
Operating expense, net	(17.6)	(23.9)			(25.4)
Transaction expenses	(18.8)	(31.3)			–
General and administrative	(150.0)	(171.6)	(21.6)	Increase due to earlier Cole closing.	(180.7)
Total expenses	**($186.3)**	**($226.8)**			**($206.0)**
EBITDA	**$1,246.3**	**$1,411.7**			**$1,564.1**
Interest expense	(343.7)	(389.8)	(46.1)	Increase due to earlier Cole closing, timing of asset acquisitions and longer tenored debt; partially offset by actual rates lower than projected.	(406.3)
Preferred dividends	(71.9)	(71.9)			(71.9)
Other income	0.8	0.2			0.2
PCM taxes	(11.3)	(29.1)	(17.8)	Increase due to higher PCM profitability and lower tax efficiencies than originally anticipated.	(31.8)
Earnings from unconsolidated JVs	7.5	6.7			7.3
Net earnings	**$827.7**	**$927.8**			**$1,061.7**
Plus: Transaction expenses	18.8	31.3			–
Funds from operations	**$846.4**	**$959.0**			**$1,061.7**
Straight-line rent	(34.7)	(41.3)			(44.8)
Non-cash compensation	14.1	18.6			19.1
Capital expenditures	(12.8)	(5.6)	7.2	Decrease due to elimination of non-recurring capital expenditures.	(6.0)
Adjusted funds from operations	**$813.1**	**$930.7**			**$1,030.1**
Wtd. Average Shares Outstanding	**684.4**	**807.4**	**123.0**	Increase due to earlier Cole closing as well as actual Cole stock election of 98% versus original guidance estimate of 80%.	**876.2**
AFFO per share	**$1.19**	**$1.15**			**$1.18**
Net Debt / Adjusted Annualized EBITDA	**7.7x**	**7.4x**			**7.4x**

(1) Filed on November 13, 2013; assumed 20% cash election.

American Realty Capital Properties

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6 Total Equity Value Dividend Yield Total Enterprise Value 2014E AFFO Multiple $4.0 $4.1 $8.4 $11.4 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 NNN WPC O ARCP ($ in billions) Baa1 / BBB Baa2 / BBB Baa1 / BBB + Baa3 / BBB - 5.0% 5.4% 5.8% 7.1% 0% 2% 4% 6% 8% NNN WPC O ARCP Baa1 / BBB Baa1 / BBB + Baa2 / BBB Baa3 / BBB - We pay a highly attractive current dividend yield. $6.0 $6.5 $13.6 $22.0 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 NNN WPC O ARCP ($ in billions) Baa1 / BBB Baa2 / BBB Baa1 / BBB + Baa3 / BBB - 12.1x 13.5x 15.9x 15.9x 5.0x 10.0x 15.0x 20.0x ARCP WPC O NNN Baa3 / BBB - Baa1 / BBB + Baa2 / BBB Baa1 / BBB Source: SNL Financial. Note: Pricing as of February 7, 2014. Ratings for O and NNN represent senior unsecured ratings. WPC ratings represents corporate rating.

7 We strengthened our balance sheet... Pro Forma Capitalization Detail (1) (2) Filed on November 13, 2013; a ssumed 20% cash election . Adjusted for $730mm repayment of mortgage debt to be made with Notes Offering Proceeds. x $1.3 billion of 2.0% 3 - Year Notes used to repay Cole’s $1.3 billion revolver and term loan (2.50% average interest rate ) x $ 750 million of 3.0% 5 - Year Notes used to repay ~$730 million of 2 - year term CMBS mortgage debt (5.14% average interest rate ) x Cash - on - hand plus $500 million of 4.6% 10 - Year Notes used to fund the $191 million cash election, transaction expenses, other cash needs and increase capacity under ARCP’s existing credit facility x Upon closing of Cole acquisition and repayment of CMBS debt, ARCP has approximately $860 million of capacity on its $ 2.87 billion credit facilities (In millions, except per share amounts) NAREIT Presentation (1) Pro Forma at Cole Close ARCP PF ARCP PF Capitalization Capitalization Fully diluted shares outstanding 725 818 Price per share $13.30 $13.99 Total Equity Value $9,641 $11,449 Preferred Equity Series F perpetual preferred equity 1,073 1,073 Total Preferred Equity $1,073 $1,073 Debt Total Mortgage Debt 4,557 3,970 Term Debt & Credit Facilities Term loans existing $1,100 $940 ARCP revolver existing 1,004 918 ARCP convertible debt existing 310 1,000 ARCP senior unsecured notes – 2,550 CapLease revolver existing 150 150 CapLease senior notes existing 19 19 CapLease trust preferred existing 31 31 Total $2,614 $5,608 New Financings Commited term debt complete 755 – Long term debt pending 3,207 – Total $3,962 – Total Debt $11,133 $9,579 Asset Sales Proposed asset sale 170 – Total Asset Sales $170 – Total $22,018 $22,101 (2)

8 A balance sheet which compares favorably to our peer group. Net Debt/EBITDA Secured Debt (1) /Gross Assets (2) 2014E Fixed Charge Coverage (3) Net Debt/Enterprise Value 25% 25% 29% 30% 31% 34% 37% 43% 0% 20% 40% 60% WPC NNN PLD KIM VNO O HCN ARCP Baa3 / BBB - 4.6x 5.4x 5.8x 6.2x 6.2x 6.9x 7.1x 7.9x 0.0x 2.0x 4.0x 6.0x 8.0x NNN O KIM WPC HCN VNO ARCP PLD Baa1 / BBB Baa2 / BBB Baa1 / BBB+ Baa3 / BBB - Baa2 / BBB Baa2 / BBB+ Baa2 / BBB Baa1 / BBB+ 0.2% 8% 9% 9% 12% 19% 39% 43% 0% 10% 20% 30% 40% 50% NNN O PLD KIM HCN ARCP VNO WPC Baa2 / BBB+ Baa1 / BBB Baa3 / BBB - Baa2 / BBB Baa2 / BBB Baa1 / BBB+ Baa1 / BBB+ Baa2 / BBB 2.4x 2.8x 2.9x 3.1x 3.2x 3.2x 3.3x 3.4x 1.0x 2.0x 3.0x 4.0x WPC VNO KIM NNN PLD ARCP HCN O Baa2 / BBB Baa2 / BBB+ Baa1 / BBB+ Baa2 / BBB Baa1 / BBB Baa2 / BBB Baa3 / BBB - Baa2 / BBB Baa2 / BBB+ Baa1 / BBB+ Baa1 / BBB Baa2 / BBB Baa2 / BBB Baa1 / BBB+ Baa1 / BBB+ Source : Company filings, SNL Financial. Note: Credit metrics based on rating agency reports. Ratings represent senior unsecured ratings. WPC ratings represent corpor ate ratings. Pricing as of February 7, 2014. (1) ARCP adjusted for repayment of mortgage debt to be made with Notes Offering Proceeds. (2) Gross Assets for ARCP based on book value of total assets plus accrued depreciation and amortization. (3) Fixed Charge Coverage excludes principal amortization.

9 We lowered our leverage while reducing floating rate debt exposure. 9.1x 7.7x 7.4x PF 2013 Pre- Cole 80% Stock Election Actual PF 2014 Post - Cole (1) 3.69% 3.91% 3.50% PF 2013 Pre- Cole 80% Stock Election Actual PF 2014 Post - Cole ARCP’s investment grade capital structure will provide significant cost of capital advantages. 79.8% 89.6% 91.7% PF 2013 Pre- Cole 80% Stock Election Actual PF 2014 Post - Cole Net Debt / Annualized Adjusted EBITDA Average Interest Rate Fixed Rate Debt / Total Debt (1) As of fiscal year end 2014.

10 We reduced our cost of borrowing and extended our average loan maturity. (1) As of February 10, 2014. (2) A djusted for $730mm repayment of mortgage debt to be made with Notes Offering Proceeds. Pro Forma Debt Detail (In millions, except per share amounts) Pro Forma at Cole Close Principal Weighted Average Outstanding Rate Tenor (1) Mortgage debt $3,970 4.80% 6.5 years Term loan 940 1.81% 4.0 years Senior unsecured notes (Baa3 / BBB-) 1,300 2.00% 3.0 years Senior unsecured notes (Baa3 / BBB-) 750 3.00% 5.0 years Senior unsecured notes (Baa3 / BBB-) 500 4.60% 10.0 years Convertible term notes 403 3.75% 6.9 years Convertible term notes 598 3.00% 4.5 years CapLease senior notes 19 7.70% 13.6 years CapLease trust preferred 31 7.50% 22.0 years Subtotal / weighted average $8,511 3.71% 5.7 years Credit facility 1,068 1.56% 3.0 years Total / weighted average $9,579 3.47% 5.4 years (2)

11 EBITDA and Adjusted Annualized EBITDA are not calculated in accordance with GAAP . ARCP believes these measures are important supplemental measures of operating performance as they allow comparisons of ARCP’s operating results without regard to financing methods and capital structure . Accordingly, ARCP believes it is useful for investors to review net income (a GAAP measure) and EBITDA and Adjusted Annualized EBITDA (together, non - GAAP measures) together in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does through this non - GAAP measure and (b) understand the adjustments made to net income, which is a GAAP measure, to arrive at these non - GAAP measures . Neither EBITDA nor Adjusted Annualized EBITDA should be considered in isolation of, or as a substitute for, net income or operating income as indicators of operating performance . EBITDA and Adjusted Annualized EBITDA, as calculated by ARCP, may not be comparable to similarly titled measures of other companies . In addition, these measures do not necessarily represent funds available for discretionary use and are not necessarily measures of ARCP’s ability to fund its cash needs . These measures exclude financial information that is included in net income, the most directly comparable GAAP financial measure . Users of this information should consider the types of events and transactions that are excluded . Non - GAAP Measures